Exhibit 3.101

Entity#: 3802688 Date Filed: 11/02/2015 Pedro A. Cort$eAs Secretary of the Commonwealth PENNSYLVANIA DEPARTMENT OF STATE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS Retain document by mail to: Name Address City State Zip Code &msquck; Return document by email to: Statement of Conversion DSCB: 15-355 $$ TCO151102DB1010 Read all instructions $$price Fee: $70 In compliance with the requirements of the applicable provisions of 15 Pa.CS. § 355 (relating to Statement of conversion), the undersigned association, desiring to effect a conversion, hereby states that: A. For the converting association: 1. The name of the converting association is: Discovery House-BC, Inc. 2. The jurisdiction of formation of the converting association is: Pennsylvania 3. The type of association is (check only one): ×b; Business Corporation Nonprofit Corporation Limited Liability Company Limited Partnership Limited Liability (General) Partnership Limited Liability Limited Partnership Business Trust Professional Association Other 4. Date on which the association was created, incorporated, formed or otherwise came into existence: 03/31/2008 (MM/DD/YYYY) 5. If the converting association is a domestic filing association (a Pennsylvania business corporation, nonprofit corporation, limited partnership, limited liability company, professional association or business trust), the statute under which it was first created, incorporated, formed or otherwise came into existence: Business Corporation Law of 1988 (ex. Business Corporation Law of 1988, Limited Liability Company Law of 1994, etc.)

DSCB: 15-355-2 6. Check and complete one of the following addresses for the converting association. If the converting association is a domestic filing association, domestic limited liability partnership or registered foreign association, the current registered office address as on file with the Department of State. Complete part (a) OR(b) — not both: (a) 17 North Second Street Harrisburg PA 17101 Dauphin Number and street City State Zip County (b) c/o: Name of Commercial Registered Office Provider County If the converting association is a domestic association that is not a domestic filing association or limited liability partnership, the address, including street and number, if any, of its principal office: Number and street City State Zip County If the converting association is a nonregistered foreign association, the address, including street and number, if any, of its registered or similar office, if any, required to be maintained by the law of its jurisdiction of formation; or if it is not required to maintain a registered or similar office, its principal office: Number and street City State Zip B. For the converted association: 1. The name of the converted association is: Discovery House-BC, LLC 2. The jurisdiction of formation of the converted association is: Pennsylvania 3. The type of association is (check only one): Business Corporation Nonprofit Corporation ×b; Limited Liability Company Limited Partnership Limited Liability (General) Partnership Limited Liability Limited Partnership Business Trust Professional Association Other

DSCB:15-355-3 4. Check and complete one of the following addresses for the converted association. If the converted association is a domestic filing association, domestic limited liability partnership or registered foreign association, its registered office address. Complete part (a) OR (b) — not both: (a) Number and street City State Zip County (b) c/o: CT Corporation System Dauphin Name of Commercial Reentered Office Provider County If the converted association is a domestic association that is not a domestic filing association or limited liability partnership, the address, including street and number, if any, of its principal office: Number and street City State Zip County If the converted association is a nonregistered foreign association, complete both (1) and (2). (1) The address, including street and number, if any, of its registered or similar office, if any, required to be maintained by the law of its jurisdiction of formation; or if it is not required to maintain a registered or similar office, its principal office address: Number and street City State Zip (2) The name and address, including street and number, of its registered agent: Name of Registered Agent Number and street City State Zip C. Effective date of statement of conversion (check, and if appropriate complete, one of the following): This Statement of Conversion shall be effective upon filing in the Department of State. This Statement of Conversion shall be effective on: at Date (MM/DD/YYYY) Hour (if any) D. Approval of conversion by converting association (check only one): For converting association that is a domestic entity — The plan of conversion was approved in accordance with 15 Pa.C.S. Chapter 3, Subchapter E (relating to conversion). For converting association that is a foreign association — The conversion was approved in accordance with the law of the jurisdiction of formation of the converting association. E. Attachments (sec Instructions for required and optional attachments). IN TESTIMONY WHEREOF, the undersigned converting association has caused this Statement of Conversion to be signed by a duly authorized officer thereof this day of November, 2015. Discovery House-BC, Inc. Name of Converting Association Signature Vice President and Secretary Title

PENNSYLVANIA DEPARTMENT OF STATE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS &squ; Return document by mail to: Ann K. Rich Name 511 Union Street, Suite 2700 Address Nashville, TN 37219 City State Zip Code &squ; Return document by email to: Certificate of Organization Domestic Limited Liability Company DSCB:15-8913 (rev. 7/2015) Read all instructions prior to completing. This form may be $$s Fee: $125 In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that: 1. The name of the limited liability company (designator is required, i.e., “company”, “limited” or “limited liability company” or abbreviation): Discovery House-BC, LLC 2. The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (Complete (a) or (b) — not both) (a) Number and Street City State Zip County (b) Name of Commercial Registered Office Provider County c/o: C T Corporation System Dauphin 3. The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2): Name Address Christopher L. Howard 6000 Tower Circle, Suite 1000, Franklin, TN 37067

4. Strike out if inapplicable term 5. Strike out if inapplicable: 6. The specified effective date, if any is: . (MM/DD/YYYY and hour, if any) 7. Strike out if inapplicable: 8. For additional provisions of the certificate, if any, attach an 8 1⁄2 × 11 sheet. IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 2nd day of November, 2015. Signature Signature Signature